As filed with the Securities and Exchange Commission on June 12, 2014.

Registration No. 333-196338

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Global Ship Lease, Inc.

(Exact Name of Registrant as Specified in its Charter)

Republic of the Marshall Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

c/o Global Ship Lease Services Limited

Portland House

Stag Place

London SW1E 5RS

United Kingdom

+44 (0) 20 7869 8006

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

(302) 738–6680

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lesley Peng, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455–2000 (Phone)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common Shares, including preferred share purchase rights, par value $0.01(4)	—	—	—	—
Preferred Shares, par value $0.01(4)	—	—	—	—
Warrants(5)	—	—	—	—
Rights(6)	—	—	—	—
Debt Securities(4)(7)	—	—	—	—
Guarantees of Debt Securities(8)	—	—	—	—
Units(9)	—	—	—	—
Total Primary Offering	(1)	(2)	$500,000,000	$64,400(3)
Secondary Offering
Common Shares, par value $0.01	10,737,004(10)	4.01(11)	$ 43,055,386	$ 5,546(12)

Total			$543,055,386	$69,946(13)

(1)	There are being registered hereunder such indeterminate number of common shares, preferred shares, warrants, rights, debt securities, guarantees of debt securities and units as will have an aggregate initial offering price not to exceed $500,000,000. This registration statement shall also cover any additional securities to be offered or issued from share splits, share dividends, recapitalizations or similar transactions.
(2)	With respect to the primary offering, the proposed maximum aggregate price for each class of securities to be registered is not specified pursuant to General Instruction II.D of Form S-3.
(3)	Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security. Global Ship Lease, Inc. has previously paid $58,050 with respect to $500,000,000 aggregate initial offering price of securities previously registered and remaining unissued under the Registration Statement on Form F-3 (333-172096), filed by Global Ship Lease, Inc. on February 7, 2011. Pursuant to Rule 457(p), such unutilized filing fees are being applied to the filing fee payable pursuant to this Registration Statement.
(4)	Also includes such indeterminate amount of debt securities and number of preferred shares and common shares as may be issued upon conversion of, or in exchange for, any other debt securities or preferred shares that provide for conversion or exchange into other securities.
(5)	Represents warrants to purchase preferred shares, common shares or debt securities (and any guarantees thereof as described herein) which may be issued by Global Ship Lease, Inc.
(6)	The rights to purchase common shares, preferred shares, warrants or debt securities will be offered without separate consideration.
(7)	If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder.
(8)	The guarantees will be offered without separate consideration. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.
(9)	An indeterminate number of units as may from time to time be sold at indeterminate prices are being registered hereunder. Units may consist of any combination of the securities registered hereunder.
(10)	Pursuant to Rule 416(a) under the Securities Act of 1933, the number of common shares being registered on behalf of the selling shareholders shall be adjusted to include any additional common shares to be offered or issued from share splits, share dividends, recapitalizations or similar transactions.
(11)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The proposed maximum offering price per unit is estimated to be $4.05, based on the average of the high and low prices of the common shares as reported on the New York Stock Exchange on May 22, 2014.
(12)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933.
(13)	Previously paid.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Including Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices	Name, Address, Including Zip Code, and Telephone Number, Area Code, of Agent for Service
Global Ship Lease Services Limited	United Kingdom	n/a	Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Global Ship Lease 1 Limited	Republic of Cyprus	98-0582447	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Global Ship Lease 2 Limited	Republic of Cyprus	98-0582448	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Global Ship Lease 3 Limited	Republic of Cyprus	98-0582450	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Global Ship Lease 4 Limited	Republic of Cyprus	98-0582451	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Global Ship Lease 5 Limited	Republic of Cyprus	n/a	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Global Ship Lease 6 Limited	Republic of Cyprus	n/a	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Global Ship Lease 7 Limited	Republic of Cyprus	n/a	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Global Ship Lease 8 Limited	Republic of Cyprus	n/a	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Including Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices	Name, Address, Including Zip Code, and Telephone Number, Area Code, of Agent for Service
Global Ship Lease 9 Limited	Republic of Cyprus	98-0582454	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Global Ship Lease 10 Limited	Republic of Cyprus	98-0582455	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Global Ship Lease 12 Limited	Republic of Cyprus	98-0664367	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Global Ship Lease 13 Limited	Republic of Cyprus	n/a	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Global Ship Lease 14 Limited	Republic of Cyprus	98-1102892	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Global Ship Lease 15 Limited	Republic of Cyprus	n/a	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Global Ship Lease 16 Limited	Republic of Cyprus	n/a	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

Global Ship Lease 17 Limited	Republic of Cyprus	n/a	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

GSL Alcazar Inc.	Republic of the Marshall Islands	98-0664362	c/o Global Ship Lease Services Limited, Portland House, Stag Place, London, SW1E 5RS, United Kingdom, +(44) (0) 20 7869 8006	Puglisi & Associates 850 Library Avenue Suite 204 Newark, Delaware 19711 (302) 738–6680

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-196338) of Global Ship Lease, Inc. is being filed solely to refile certain exhibits to the Registration Statement. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement and certain exhibits to the Registration Statement. The prospectus contained in Part I of the Registration Statement is unchanged and has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Republic of the Marshall Islands Registrants

(a) Global Ship Lease, Inc. and GSL Alcazar Inc. are incorporated under the laws of the Republic of the Marshall Islands.

The Articles of Incorporation of Global Ship Lease, Inc. provides that it must indemnify its respective directors and officers to the fullest extent authorized by law. Global Ship Lease, Inc. is also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to its respective directors and offices and carry directors’ and officers’ insurance providing indemnification for its respective directors, officers and certain employees for some liabilities.

Section 60 of the BCA (“Section 60”) provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Under Section 60, a corporation shall also have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in the defense of a claim, issue or matter therein, Section 60 dictates that he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Additionally, expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 60. Such indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Under Section 60, a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of such section.

Republic of Cyprus Registrants

(a) Global Ship Lease 1 Limited, Global Ship Lease 2 Limited, Global Ship Lease 3 Limited, Global Ship Lease 4 Limited, Global Ship Lease 5 Limited, Global Ship Lease 6 Limited, Global Ship Lease 7 Limited, Global Ship Lease 8 Limited, Global Ship Lease 9 Limited, Global Ship Lease 10 Limited, Global Ship Lease 12 Limited, Global Ship Lease 13 Limited, Global Ship Lease 14 Limited, Global Ship Lease 15 Limited, Global Ship Lease 16 Limited and Global Ship Lease 17 Limited are organized under the laws of the Republic of Cyprus.

The Articles of Association of each Republic of Cyprus registrant provides that each such entity indemnify its respective director, auditor, secretary or other officer for the time being of such entity out of its assets against any losses or liabilities which such person may sustain or incur in or about the execution of his duties including liability incurred by him in defending any proceedings whether civil or criminal in which judgment is given in his favor or in which he is acquitted or in connection with any application under Section 383 of the Companies Law of the Republic of Cyprus, Cap. 113 (as amended, the “Cyprus Companies Law”) in which relief is granted to him and no director or other such officer of any such entity shall be liable for any loss, damage or misfortune which may happen to or be incurred by such entity in the execution of the duties of his office or in relation thereto, subject to Section 197 of the Cyprus Companies Law.

Section 383 of the Cyprus Companies Law provides that if in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company it appears to the court that the officer is or may be liable for negligence, default, breach of duty or breach of trust, but he has acted honestly and reasonably and having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused, the court may relieve him wholly or in part on terms which the court thinks fit. The officer himself could apply for relief to the court if he apprehends that such claim may be made against him.

Section 197 of the Cyprus Companies Law provides that any provision in the Articles of Association of a company or in any contract with a company or otherwise exempting any officer from any liability in respect of negligence, default, breach of duty or breach of trust of which he may be guilty or indemnifying him against such liability is void but this section is subject to Section 383 of the Cyprus Companies Law described above and also this section shall not operate to deprive such officer of any exemption or right to be indemnified in respect of anything done or omitted to be done by him while any such provision was in force.

England and Wales Registrant

(a) Global Ship Lease Services Limited (“GSLS”) is organized under the laws of England and Wales.

Subject to the provisions of the U.K. Companies Act of 2006, (as amended, re-enacted or consolidated from time to time, the “Companies Act”) and every other act and statutory instrument being in force concerning matters affecting GSLS, but without prejudice to any indemnity to which any person may otherwise be entitled, GSLS’ articles of association (the “Articles”) provide that every director or other officer or auditor of GSLS be indemnified out of the assets of GSLS against any liability, loss or expenditure incurred by such person in the actual or purported execution and/or discharge of his duties and/or the exercise of purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by him as an officer or auditor of GSLS and in which judgment is given in his favor or in which he is acquitted or which are otherwise disposed of without any finding or admission of guilt or breach of duty on his part or incurred in connection with any application in which relief is granted to him by the court from liability in respect of any such act or omission or from liability to pay any amount in respect of shares acquired by a nominee of GSLS.

The directors of GSLS, subject to the provisions of the Companies Act and every other act and statutory instrument being in force concerning matters affecting GSLS, may also arrange insurance cover at the cost of GSLS in respect of any liability, loss or expenditure incurred by any director, officer or auditor of GSLS in relation to anything done or alleged to have been done or omitted as director, officer or auditor.

All statutory references in this Item 8 under the heading “England and Wales Registrant” are to the Companies Act.

Chapter 7 of Part 10 contains, among other things, provisions regarding directors’ liability and the extent to which a company may indemnify its directors. Specifically, Section 232(1) makes void any provision that purports to exempt a director of a company from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to a company. Section 232(2) makes similar provisions in respect of indemnities provided for a director, subject to three permitted types of indemnity, each discussed more fully below: (a) liability insurance within Section 233; (b) qualifying third-party indemnity provisions falling within Section 234; and (c) qualifying pension scheme indemnity provisions falling within Section 235.

Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, purchased and maintained by a company against liability for negligence, default, breach of duty or breach of trust in relation to the company.

Section 234 allows for GSLS to provide an indemnity against liability incurred by a director to someone other than GSLS or an associated company. Such an indemnity does not permit indemnification against liability to pay criminal fines or civil penalties to a regulatory authority or the costs of an ultimately unsuccessful defense of criminal proceedings or an ultimately unsuccessful defense of civil proceedings brought by a company or its associated companies or in connection with an application for relief under Sections 661 (power of court to grant relief in case of acquisition of shares by innocent nominee) or 1157 (general power of court to grant relief in case of honest and reasonable conduct) of the Companies Act.

Section 235 allows GSLS to provide an indemnity to a director if it is a trustee of an occupational pension scheme, with such indemnity to protect against liability incurred in connection with the company’s activities as trustee of the scheme. In the circumstances, this is not relevant to the directors of GSLS.

Any indemnity provided under Section 234 or Section 235 must be disclosed in GSLS’ annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and every member has a right to inspect and request such copies under Section 238).

Conduct of a director amounting to negligence, default, breach of duty or breach of trust in relation to the company can be ratified, in accordance with Section 239, by a resolution of the members of GSLS, disregarding the votes of the director (if a member) and any connected member.

Item 9. Exhibits.

(a) Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement for equity securities

1.2*	Form of Underwriting Agreement for debt securities

4.1	Specimen of Class A Common Share Certificate of Global Ship Lease (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form F–1, filed with the Commission on September 12, 2008 (File No. 333–153448))

4.2*	Form of Preferred Share Certificate

4.3*	Form of Warrant Certificate

4.4*	Form of Warrant Agreement

4.5*	Form of Subscription Rights Agreement

4.6*	Form of Subscription Rights Certificate

4.7**	Form of Senior Indenture

4.8**	Form of Subordinated Indenture

4.9	Form of Debt Securities (included in Exhibits 4.7 and 4.8)

4.10*	Form of Unit Certificate

4.11*	Form of Unit Agreement

5.1**	Opinion of Seward & Kissel LLP, Republic of the Marshall Islands counsel, as to the validity of the securities being issued

5.2**	Opinion of Simpson Thacher & Bartlett LLP, United States counsel, as to the validity of the securities being issued

5.3	Opinion of Norton Rose Fulbright LLP, English counsel, as to the validity of the securities being issued

5.4**	Opinion of Montanios & Montanios, Republic of Cyprus counsel, as to the validity of the securities being issued

12.1**	Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Share Dividends

23.1	Consent of PricewaterhouseCoopers

23.2	Consent of Seward & Kissel LLP (included in Exhibits 5.1)

23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2)

23.4	Consent of Norton Rose Fulbright LLP (included in Exhibit 5.3)

23.5	Consent of Montanios & Montanios (included in Exhibit 5.4)

24.1	Powers of Attorney (included on signature pages)

25.1**	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to Act as Trustee under the senior indenture

25.2**	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to Act as Trustee under the subordinated indenture

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrants and incorporated by reference into this Registration Statement.
** Previously	filed.

Item 10. Undertakings.

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post–effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post–effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post–effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post–effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post–effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20–F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrants include in the prospectus, by means of a post–effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3, a post–effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3–19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(d) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(8)	To supplement the prospectus, after the expiration of the subscription period, if any securities not taken by existing securityholders are to be offered to the public, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post–effective amendment will be filed to set forth the terms of such offering.

(9)	To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a–3 or Rule 14c–3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S–X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

(10)	That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable, and, in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F–3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on June 12, 2014.

GLOBAL SHIP LEASE, INC.

By:	/S/ IAN WEBBER
Name:	Ian Webber
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/S/ IAN WEBBER Ian Webber	Chief Executive Officer (Principal Executive Officer)	June 12, 2014

/S/ SUSAN J. COOK Susan J. Cook	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	June 12, 2014

* Michael Gross	Chairman of the Board and Director	June 12, 2014

* Howard Boyd	Director	June 12, 2014

* Angus Frew	Director	June 12, 2014

* Guy Morel	Director	June 12, 2014

* Alain Wils	Director	June 12, 2014

* John van de Merwe	Director	June 12, 2014

*By:	/S/ SUSAN J. COOK
Susan J. Cook
Attorney-in-Fact

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of the aforementioned registrant, has signed this Registration Statement in the City of Newark, State of Delaware on June 12, 2014.

PUGLISI & ASSOCIATES

By:	/S/ DONALD J. PUGLISI
Name:	Donald J. Puglisi Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F–3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on, June 12, 2014.

GLOBAL SHIP LEASE SERVICES LIMITED

By:	/S/ IAN WEBBER
Name:	Ian Webber
Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/S/ IAN WEBBER Ian Webber	Director	June 12, 2014

/S/ SUSAN J. COOK Susan J. Cook	Director	June 12, 2014

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of the aforementioned registrant, has signed this Registration Statement in the City of Newark, State of Delaware on June 12, 2014.

PUGLISI & ASSOCIATES

By:	/S/ DONALD J. PUGLISI
Name:	Donald J. Puglisi Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F–3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on June 12, 2014.

GLOBAL SHIP LEASE 1 LIMITED

GLOBAL SHIP LEASE 2 LIMITED

GLOBAL SHIP LEASE 3 LIMITED

GLOBAL SHIP LEASE 4 LIMITED

GLOBAL SHIP LEASE 5 LIMITED

GLOBAL SHIP LEASE 6 LIMITED

GLOBAL SHIP LEASE 7 LIMITED

GLOBAL SHIP LEASE 8 LIMITED

GLOBAL SHIP LEASE 9 LIMITED

GLOBAL SHIP LEASE 10 LIMITED

GLOBAL SHIP LEASE 12 LIMITED

GLOBAL SHIP LEASE 13 LIMITED

GLOBAL SHIP LEASE 14 LIMITED

GLOBAL SHIP LEASE 15 LIMITED

GLOBAL SHIP LEASE 16 LIMITED

GLOBAL SHIP LEASE 17 LIMITED

By:	/S/ IAN WEBBER
Name:	Ian Webber
Title:	Chief Executive Officer of Global Ship Lease, Inc.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/S/ IAN WEBBER Ian Webber	Chief Executive Officer of Global Ship Lease, Inc. (Principal Executive Officer)	June 12, 2014

/S/ SUSAN J. COOK Susan J. Cook	Chief Financial Officer of Global Ship Lease, Inc. (Principal Financial and Principal Accounting Officer)	June 12, 2014

* Frixos Savvides	Director	June 12, 2014

* Eleni Georgiades	Director	June 12, 2014

*By:	/S/ SUSAN J. COOK
Susan J. Cook
Attorney-in-Fact

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of the aforementioned registrant, has signed this Registration Statement in the City of Newark, State of Delaware on June 12, 2014.

PUGLISI & ASSOCIATES

By:	/S/ DONALD J. PUGLISI
Name:	Donald J. Puglisi Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F–3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on, June 12, 2014.

GSL ALCAZAR INC.

By:	/S/ IAN WEBBER
Name:	Ian Webber
Title:	Chief Executive Officer of Global Ship Lease, Inc.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/S/ IAN WEBBER Ian Webber		Chief Executive Officer of Global Ship Lease, Inc. (Principal Executive Officer)	June 12, 2014

/S/ SUSAN J. COOK Susan J. Cook		Chief Financial Officer of Global Ship Lease, Inc. (Principal Financial and Principal Accounting Officer)	June 12, 2014

* Frixos Savvides		Director	June 12, 2014

* Eleni Georgiades		Director	June 12, 2014

*By:	/s/ SUSAN J. COOK
Susan J. Cook
Attorney-in-Fact

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of the aforementioned registrant, has signed this Registration Statement in the City of Newark, State of Delaware on June 12, 2014.

PUGLISI & ASSOCIATES

By:	/S/ DONALD J. PUGLISI
Name:	Donald J. Puglisi Authorized Representative in the United States